Exhibit 5.2

HCA INC.

One Park Plaza

Nashville, Tennessee 37203

June 22, 2017

I am Senior Vice President and General Counsel of HCA Inc., a Delaware corporation (the “Company”). The Company, HCA Healthcare, Inc. (f/k/a HCA Holdings, Inc.), a Delaware corporation and the direct parent of the Company (“HCA Healthcare”), and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and together with HCA Healthcare, the “Guarantors”) have filed a Registration Statement on Form S-3 (File No. 333-201463), as amended by Post-Effective Amendments No. 1 and No. 2 thereto (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing $1,500,000,000 aggregate principal amount of 5.500% Senior Secured Notes due 2047 (the “Notes”), each unconditionally guaranteed (collectively, the “Guarantees”) (i) on a senior unsecured basis by HCA Healthcare and (ii) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors, pursuant to the Underwriting Agreement, dated June 8, 2017 (the “Underwriting Agreement”), among the Company, the Guarantors and the underwriters named therein.

The Registration Statement as it became effective under the Securities Act; the Company’s prospectus, dated January 13, 2015 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Notes, dated June 8, 2017 (together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Company, HCA Healthcare,

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Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 18, dated June 22, 2017 (together with the Base Indenture, the “Indenture”), among the Company, the Guarantors, the Trustee and the Registrar, relating to the Notes; duplicates of the global certificates representing the Notes; and the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Corporation Service Company and CT Corporation, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of the Company, HCA Healthcare and the Schedule I Subsidiaries.

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In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that: (1) the Indenture and the Guarantees have been duly authorized, executed and delivered, as applicable, by each of the Schedule I Subsidiaries; and (2) the execution, delivery and performance of the Indenture and the issuance and performance of the Guarantees by each of the Schedule I Guarantors do not and will not violate the law of its state of incorporation or formation.

This opinion letter is given as of the date hereof, and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the registration of the Notes and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Robert A. Waterman

Robert A. Waterman Senior Vice President and General Counsel

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	FL

Brigham City Community Hospital, Inc.	UT

Brookwood Medical Center of Gulfport, Inc.	MS

Capital Division, Inc.	VA

Central Florida Regional Hospital, Inc.	FL

Central Shared Services, LLC	VA

Central Tennessee Hospital Corporation	TN

CHCA Pearland, L.P.	TX

Chippenham & Johnston-Willis Hospitals, Inc.	VA

Citrus Memorial Hospital, Inc.	FL

Citrus Memorial Property Management, Inc.	FL

Colorado Health Systems, Inc.	CO

Columbia ASC Management, L.P.	CA

Columbia Healthcare System of Louisiana, Inc.	LA

Columbia Jacksonville Healthcare System, Inc.	FL

Columbia LaGrange Hospital, LLC	IL

Columbia Medical Center of Arlington Subsidiary, L.P.	TX

Columbia Medical Center of Denton Subsidiary, L.P.	TX

Columbia Medical Center of Las Colinas, Inc.	TX

Columbia Medical Center of Lewisville Subsidiary, L.P.	TX

Columbia Medical Center of McKinney Subsidiary, L.P.	TX

Columbia Medical Center of Plano Subsidiary, L.P.	TX

Columbia North Hills Hospital Subsidiary, L.P.	TX

Columbia Ogden Medical Center, Inc.	UT

Columbia Parkersburg Healthcare System, LLC	WV

Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX

Columbia Riverside, Inc.	CA

Columbia/Alleghany Regional Hospital, Incorporated	VA

Columbia/HCA John Randolph, Inc.	VA

Columbine Psychiatric Center, Inc.	CO

Columbus Cardiology, Inc.	GA

Conroe Hospital Corporation	TX

Dublin Community Hospital, LLC	GA

East Florida – DMC, Inc.	FL

Eastern Idaho Health Services, Inc.	ID

Entity Name	Jurisdiction of Incorporation or Formation
Edward White Hospital, Inc.	FL

El Paso Surgicenter, Inc.	TX

Encino Hospital Corporation, Inc.	CA

Fairview Park, Limited Partnership	GA

Frankfort Hospital, Inc.	KY

Galen Property, LLC	VA

Green Oaks Hospital Subsidiary, L.P.	TX

Greenview Hospital, Inc.	KY

H2U Wellness Centers, LLC	TN

HCA Central Group, Inc.	TN

HCA HealthONE LLC	CO

HCA Health Services of Florida, Inc.	FL

HCA Health Services of Louisiana, Inc.	LA

HCA Health Services of Oklahoma, Inc.	OK

HCA Health Services of Tennessee, Inc.	TN

HCA Health Services of Virginia, Inc.	VA

HCA Pearland GP, Inc.	TX

HCA Realty, Inc.	TN

HD&S Corp. Successor, Inc.	FL

Health Midwest Office Facilities Corporation	MO

Health Midwest Ventures Group, Inc.	MO

HealthTrust Workforce Solutions, LLC	TN

Hendersonville Hospital Corporation	TN

Hospital Corporation of Tennessee	TN

Hospital Corporation of Utah	UT

HSS Virginia, L.P.	VA

HTI Memorial Hospital Corporation	TN

Integrated Regional Lab, LLC	FL

Integrated Regional Laboratories, LLP	DE

JPM AA Housing, LLC	FL

KPH Consolidation, Inc	TX

Largo Medical Center, Inc.	FL

Las Vegas Surgicare, Inc.	NV

Lawnwood Medical Center, Inc.	FL

Lewis-Gale Hospital, Incorporated	VA

Lewis-Gale Physicians, LLC	VA

Lone Peak Hospital, Inc.	UT

Los Robles Regional Medical Center	CA

Marietta Surgical Center, Inc.	GA

Marion Community Hospital, Inc.	FL

MCA Investment Company	CA

Entity Name	Jurisdiction of Incorporation or Formation
Memorial Healthcare Group, Inc.	FL

MediCredit, Inc.	MO

Midwest Division - RBH, LLC	MO

Montgomery Regional Hospital, Inc.	VA

Mountain Division - CVH, LLC	UT

Mountain View Hospital, Inc.	UT

Nashville Shared Services General Partnership	DE

National Patient Account Services, Inc.	TX

New Iberia Healthcare, LLC	LA

New Port Richey Hospital, Inc.	FL

New Rose Holding Company, Inc.	CO

North Florida Immediate Care Center, Inc.	FL

North Florida Regional Medical Center, Inc.	FL

North Texas - MCA, LLC	TX

Northern Utah Healthcare Corporation	UT

Northern Virginia Community Hospital, LLC	VA

Northlake Medical Center, LLC	GA

Notami Hospitals of Louisiana, Inc.	LA

Okaloosa Hospital, Inc.	FL

Okeechobee Hospital, Inc.	FL

Oviedo Medical Center, LLC	FL

Palmyra Park Hospital, LLC	GA

Parallon Business Solutions, LLC	TN

Parallon Enterprises, LLC	TN

Parallon Health Information Solutions, LLC	TN

Parallon Payroll Solutions, LLC	TN

Parallon Physician Services, LLC	TN

Parallon Technology Solutions, LLC	TN

Pasadena Bayshore Hospital, Inc.	TX

Poinciana Medical Center, Inc.	FL

Primary Health, Inc.	TX

Pulaski Community Hospital, Inc.	VA

Putnam Community Medical Center of North Florida, LLC	FL

Redmond Park Hospital, LLC	GA

Redmond Physician Practice Company	GA

The Regional Health System of Acadiana, LLC	LA

Retreat Hospital, LLC	VA

Rio Grande Regional Hospital, Inc.	TX

Riverside Healthcare System, L.P.	CA

Sarasota Doctors Hospital, Inc.	FL

Southern Hills Medical Center, LLC	NV

Entity Name	Jurisdiction of Incorporation or Formation
Southpoint, LLC	TN

Spotsylvania Medical Center, Inc.	VA

Spring Branch Medical Center, Inc.	TX

Spring Hill Hospital, Inc.	TN

Sun City Hospital, Inc.	FL

Sunrise Mountainview Hospital, Inc.	NV

Surgicare of Brandon, Inc.	FL

Surgicare of Florida, Inc.	FL

Surgicare of Houston Women’s, Inc.	TX

Surgicare of Manatee, Inc.	FL

Surgicare of Newport Richey, Inc.	FL

Surgicare of Palms West, LLC	FL

Surgicare of Riverside, LLC	CA

Tallahassee Medical Center, Inc.	FL

TCMC Madison-Portland, Inc.	TN

Terre Haute MOB, L.P.	IN

The Outsource Group, Inc.	MO

Timpanogos Regional Medical Services, Inc.	UT

VH Holdco, Inc.	NV

VH Holdings, Inc.	NV

Virginia Psychiatric Company, Inc.	VA

Vision Holdings, LLC	TN

W & C Hospital, Inc.	TX

Walterboro Community Hospital, Inc.	SC

WCP Properties, LLC	TN

West Florida - MHT, LLC	FL

West Florida - PPH, LLC	FL

West Florida - TCH, LLC	FL

West Florida Regional Medical Center, Inc.	FL

West Valley Medical Center, Inc.	ID

Western Plains Capital, Inc.	NV

WHMC, Inc.	TX

Woman’s Hospital of Texas, Incorporated	TX

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware

Centerpoint Medical Center of Independence, LLC	Delaware

CHCA Bayshore, L.P.	Delaware

CHCA Conroe, L.P.	Delaware

CHCA Mainland, L.P.	Delaware

CHCA West Houston, L.P.	Delaware

CHCA Woman’s Hospital, L.P.	Delaware

Columbia Rio Grande Healthcare, L.P.	Delaware

Columbia Valley Healthcare System, L.P.	Delaware

Dallas/Ft. Worth Physician, LLC	Delaware

EP Health, LLC	Delaware

Fairview Park GP, LLC	Delaware

Good Samaritan Hospital, L.P.	Delaware

Goppert-Trinity Family Care, LLC	Delaware

GPCH-GP, Inc.	Delaware

Grand Strand Regional Medical Center, LLC	Delaware

HCA - IT&S Field Operations, Inc.	Delaware

HCA - IT&S Inventory Management, Inc.	Delaware

HCA American Finance LLC	Delaware

HCA Management Services, L.P.	Delaware

HCA SFB 1 LLC	Delaware

Hospital Development Properties, Inc.	Delaware

HPG Enterprises, LLC	Delaware

HSS Holdco, LLC	Delaware

HSS Systems, LLC	Delaware

HTI MOB, LLC	Delaware

JFK Medical Center Limited Partnership	Delaware

Lakeview Medical Center, LLC	Delaware

Lewis-Gale Medical Center, LLC	Delaware

Management Services Holdings, Inc.	Delaware

Medical Centers of Oklahoma, LLC	Delaware

Medical Office Buildings of Kansas, LLC	Delaware

Midwest Division - ACH, LLC	Delaware

Midwest Division - LRHC, LLC	Delaware

Midwest Division - LSH, LLC	Delaware

Midwest Division - MCI, LLC	Delaware

Midwest Division - MMC, LLC	Delaware

Midwest Division - OPRMC, LLC	Delaware

Midwest Division - PFC, LLC	Delaware

Midwest Division - RMC, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Midwest Holdings, Inc.	Delaware

Notami Hospitals, LLC	Delaware

Oklahoma Holding Company, LLC	Delaware

Outpatient Cardiovascular Center of Central Florida, LLC	Delaware

Outpatient Services Holdings, Inc.	Delaware

Palms West Hospital Limited Partnership	Delaware

Parallon Holdings, LLC	Delaware

PatientKeeper, Inc.	Delaware

Pearland Partner, LLC	Delaware

Plantation General Hospital, L.P.	Delaware

Reston Hospital Center, LLC	Delaware

Riverside Hospital, Inc.	Delaware

Samaritan, LLC	Delaware

San Jose Healthcare System, LP	Delaware

San Jose Hospital, L.P.	Delaware

San Jose Medical Center, LLC	Delaware

San Jose, LLC	Delaware

Sarah Cannon Research Institute, LLC	Delaware

SCRI Holdings, LLC	Delaware

SJMC, LLC	Delaware

Spalding Rehabilitation L.L.C.	Delaware

SSHR Holdco, LLC	Delaware

Terre Haute Hospital GP, Inc.	Delaware

Terre Haute Hospital Holdings, Inc.	Delaware

Terre Haute Regional Hospital, L.P.	Delaware

Trident Medical Center, LLC	Delaware

U.S. Collections, Inc.	Delaware

Utah Medco, LLC	Delaware

Vision Consulting Group, LLC	Delaware

Wesley Medical Center, LLC	Delaware